UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

___________________

Envestnet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Chesterbrook Boulevard, Suite 250

Berwyn, Pennsylvania 19312

(Address of principal executive offices, including zip code)

(312) 827-2800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.005 Per Share	ENV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 24, 2024, Envestnet, Inc., a Delaware corporation (“Envestnet” or the “Company”), held a special meeting of its stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger,  dated as of July 11, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among BCPE Pequod Buyer, Inc. (“Parent”), BCPE Pequod Merger Sub, Inc., a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Envestnet, pursuant to which Merger Sub will merge with and into Envestnet (the “Merger”), with Envestnet surviving the Merger and becoming a wholly owned subsidiary of Parent. Each proposal voted on at the Special Meeting is described in detail in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) and mailed to Company stockholders commencing on August 23, 2024.

As of the close of business on August 20, 2024, the record date for the Special Meeting, there were 55,244,657 shares of common stock of Envestnet, par value $0.005 per share (“Envestnet Common Stock”), outstanding and entitled to be voted at the Special Meeting. A total of 43,118,361 shares of Envestnet Common Stock, representing approximately 78.05% of the outstanding shares of Envestnet Common Stock entitled to vote, were present virtually or by proxy, constituting a quorum.

The voting results for the proposals voted on at the Special Meeting are set forth below:

1. The Merger Proposal – To adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Envestnet, with Envestnet surviving the Merger and becoming a wholly owned subsidiary of Parent, and to approve the Merger.

For	Against	Abstain	Broker Non-Votes
42,827,672	193,657	97,032	-

As a result, the Merger Proposal was approved by the requisite vote of the Company’s stockholders.

2. The Merger-Related Compensation Proposal – To approve, on a non-binding advisory basis, the compensation that will or may become payable by Envestnet to its named executive officers in connection with the Merger.

For	Against	Abstain	Broker Non-Votes
41,431,052	1,580,029	107,280	-

As a result, the Merger-Related Compensation Proposal was approved by the requisite vote of the Company’s stockholders.

3. The Adjournment Proposal – To approve an adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum.

Because there were sufficient votes represented at the time of the Special Meeting to approve the Merger Proposal, the Adjournment Proposal was moot and was not presented for approval by the Company’s stockholders at the Special Meeting.

Item 8.01.	Other Events.

On September 24, 2024, the Company issued a press release announcing the voting results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of the Company, dated September 24, 2024.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Envestnet, Inc.

Date: September 24, 2024	By:	/s/ James L. Fox
	Name: Title:	James L. Fox Interim Chief Executive Officer